SCHEDULE A

Executive Officers & Directors of Karpus Management, Inc., d/b/a Karpus Investment Management

Name	Position & Present Principal Occupation	Business Address	Shares Owned

Kathleen Finnerty Crane	Chief Financial Officer	183 Sully’s Trail, Pittsford, New York 14534	175 Shares
Daniel Lee Lippincott	President and Chief Investment Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares
Jodi Lee Hedberg	Chief Compliance Officer	183 Sully’s Trail, Pittsford, New York 14534	0 Shares

SCHEDULE B

Transactions in the Shares in the past sixty (60) days.

Nature of the Transaction	Shares Purchased/(Sold)	Price Per Share($)	Date of Purchase / Sale

KARPUS MANAGEMENT, INC., D/B/A/ KARPUS INVESTMENT MANAGEMENT
(THROUGH THE ACCOUNTS)

Purchase of Common Stock	1,596	$8.19	2/27/2026
Purchase of Common Stock	3,000	$8.25	3/2/2026
Purchase of Common Stock	9,151	$8.19	3/3/2026
Purchase of Common Stock	4,352	$8.20	3/4/2026
Purchase of Common Stock	18,000	$8.17	3/5/2026
Purchase of Common Stock	7,256	$8.19	3/6/2026
Purchase of Common Stock	33,573	$8.14	3/9/2026
Purchase of Common Stock	10,000	$8.13	3/10/2026
Purchase of Common Stock	20,300	$8.10	3/11/2026
Purchase of Common Stock	1,631	$8.11	3/12/2026
Purchase of Common Stock	3,155	$8.09	3/13/2026
Purchase of Common Stock	3,299	$8.10	3/16/2026
Purchase of Common Stock	4,600	$8.15	3/17/2026
Purchase of Common Stock	7,872	$8.13	3/18/2026
Purchase of Common Stock	15,003	$8.12	3/19/2026
Purchase of Common Stock	10,346	$8.07	3/20/2026
Purchase of Common Stock	6,821	$8.02	3/23/2026
Purchase of Common Stock	11,351	$7.99	3/24/2026
Purchase of Common Stock	8,326	$8.00	3/25/2026
Purchase of Common Stock	6,225	$7.99	3/26/2026
Sale of Common Stock	(2,000)	$7.96	3/27/2026
Purchase of Common Stock	750	$7.98	3/30/2026
Purchase of Common Stock	22	$8.02	3/31/2026
Sale of Common Stock	(839)	$8.05	4/2/2026
Sale of Common Stock	(5,283)	$8.09	4/6/2026
Purchase of Common Stock	451	$8.05	4/7/2026
Sale of Common Stock	(17,551)	$8.13	4/9/2026
Purchase of Common Stock	11,357	$8.14	4/13/2026
Purchase of Common Stock	20,800	$8.17	4/14/2026
Purchase of Common Stock	2,187	$8.18	4/15/2026
Purchase of Common Stock	1,333	$8.18	4/16/2026
Sale of Common Stock	(3,475)	$8.20	4/20/2026
Sale of Common Stock	(3,232)	$8.19	4/21/2026
Sale of Common Stock	(177)	$8.18	4/22/2026
Purchase of Common Stock	4,219	$8.13	4/23/2026
Purchase of Common Stock	3,050	$8.12	4/24/2026
Purchase of Common Stock	403	$8.10	4/27/2026
Purchase of Common Stock	38,873	$8.10	4/28/2026